                                                                     Exhibit 4.5

                Not Valid Unless Countersigned by Transfer Agent

                                     Nevada                Cusip No. 29355G 10 4

Number                                                                    Shares

Warrants                      ENOX BIOPHARMA, INC.                      Warrants

These warrants are registered with Holladay Stock Transfer, Scottsdale, Az., and may be Exercised at any time by depositing prescribed funds with any NASD member firm on, or before ______________________.

This Certifies that

is the registered holder of

transferable on the books of the Corporation by the holder hereof,  in person or by  duly  authorized  attorney  upon  surrender  of  this  Certificate  properly endorsed.  This  certificate  is not valid until  countersigned  by the Transfer
Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

/s/ Razi Mizrahi                                    /s/ Yossef Av-Gay
----------------------------                        ----------------------------
Razi Mizrahi                         SEAL           Yossef Av-Gay
Secretary                                           President